                                                                   EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use in this Post-Effective Amendment No. 32 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of EV Marathon Strategic Income Fund of our report dated December 2, 1996, relating to EV Marathon Strategic Income Fund, and of our report dated December 2, 1996, relating to Strategic Income Portfolio, which reports are included in the Annual Report to Shareholders for the year ended October 31, 1996, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

         We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

Boston, Massachusetts                        Coopers & Lybrand L.L.P.
December 26, 1996